SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (205) 298-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     (a) On January 23, 2009, Vulcan Materials Company (the “Company”) agreed to sell in a private placement $150,000,000 aggregate principal amount of its 10.125% Notes due 2015 (the “2015 Notes”) and $250,000,000 aggregate principal amount of its 10.375% Notes due 2018 (the “2018 Notes,” and together with the 2015 Notes, the “Notes”) pursuant to a Purchase Agreement (the “Purchase Agreement”) dated January 23, 2009, between the Company and Goldman, Sachs & Co. (the “Initial Purchaser”). The sale of the Notes is scheduled to close on February 3, 2009. The Notes are being sold in the United States only to the Initial Purchaser pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to a qualified institutional buyer pursuant to Rule 144A under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     The Company intends to use the net proceeds from the offering of the Notes to repay borrowings outstanding under its short- or long-term debt obligations, including certain obligations maturing in the first half of this year, or for general corporate purposes.

     The Notes will be issued pursuant to the Senior Debt Indenture, dated as of December 11, 2007 (the “Base Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of February 3, 2009, between the Company and the Trustee (the “supplemental indenture,” and together with the Base Indenture, the “Indenture”).

     The 2015 Notes were priced to the investor at 99.660% of the principal amount, will bear interest at 10.125% per annum and will mature on December 15, 2015; and the 2018 Notes were priced to the investor at 99.268% of the principal amount, will bear interest at 10.375% per annum and will mature on December 15, 2018. Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2009.

     Except with respect to interest rate, maturity and transfer restrictions, the terms of the Notes are substantially similar to the Company’s existing notes due 2012, 2013, 2017, 2018 and 2037, including with respect to the change of control repurchase and redemption provisions.

     In connection with the issuance of Notes, the Company will enter into an exchange and registration rights agreement, to be dated February 3, 2009 (the “Registration Rights Agreement”), with the Initial Purchaser. Under the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the offering with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company is required to use its commercially reasonable efforts to cause the exchange offer registration statement to become effective within 180 days after the closing of the offering. If the Company fails to meet these or other certain obligations, additional interest will accrue on the principal amount of the Notes.

     Goldman, Sachs & Co. is a dealer with respect to the Company's commercial paper program. Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a lender under the Company's credit facilities.

     This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

     The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated January 23, 2009, between the Company and Goldman, Sachs & Co.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                                                                                                                                        VULCAN MATERIALS COMPANY
                                                                                                                                                                           (Registrant)

Dated: January 29, 2009                                                                                                                By: /s/ Robert A Wason IV
                                                                                                                                                                      Robert A. Wason IV

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated January 23, 2009, between the Company and Goldman, Sachs & Co.